UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 12, 2025
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2025, PetMed Express, Inc. (the “Company”) issued a press release announcing preliminary estimated revenues for the three- and nine-month periods ended September 30, 2025. These preliminary estimated revenues are unaudited, based on currently available information and do not present all necessary information for a complete understanding of the Company’s financial condition as of September 30, 2025, or its results of operations for the three- and nine-month periods ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information furnished in this Item 2.02 on this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 12, 2025, the Company received an expected notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), which indicated that, as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 (the “Q2 10-Q”), in addition to its continued delinquency in filing its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 (the “Q1 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires Nasdaq-listed companies to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”). The Notice further states that, because the Company was delinquent in filing its Form 10-K for the fiscal year ended March 31, 2025 (the “Initial Delinquent Filing”) and remains delinquent in filing the Q1 10-Q, any Nasdaq Staff exception to allow the Company to regain compliance, if granted, will be limited to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or December 29, 2025.

The Notice states that, as a result of the additional delinquency, the Company must submit, by November 28, 2025, an update to its original plan to regain compliance with respect to the filing requirement. The Company previously submitted its original plan to regain compliance to Nasdaq on September 2, 2025, and the Company intends to timely update Nasdaq with respect to the plan by November 28, 2025.

The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq.

While the Company can provide no assurances as to timing, the Company continues to work diligently to complete its Q1 10-Q and Q2 10-Q and intends to file them as promptly as possible to regain compliance with the Listing Rule.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and are subject to various risks and uncertainties, including: the Company’s ability to complete the filing of its Q1 10-Q and Q2 10-Q within the anticipated time period; the Company’s ability to regain compliance with Nasdaq listing standards; and the time and effort required to complete and file the Company’s financial statements and Form 10-Qs for its fiscal quarters ending June 30, 2025, and September 30, 2025. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2025, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 13, 2025

PETMED EXPRESS, INC.
By:	/s/ Douglas Krulik
Name:	Douglas Krulik
Title:	Chief Accounting Officer, Interim Principal Financial Officer and Treasurer
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